Exhibit 21.1
List of Subsidiaries of Chesapeake Lodging Trust(1)
CHSP LLC
Chesapeake Lodging, L.P.
CHSP DC Holding Trust
CHSP Boston LLC
CHSP Boston II LLC
CHSP Los Angeles LLC
CHSP Anaheim LLC
CHSP Newton LLC
CHSP San Francisco LLC
CHSP Seattle LLC
CHSP Chicago LLC
CHSP San Diego LLC
CHSP Navy Yard LLC
CHSP Union Square LLC
CHSP Denver LLC
CHSP 31st Street LLC
CHSP 36th Street LLC
CHSP Bridge Lender LLC
CHSP Lakeshore LLC
CHSP Mission Bay LLC
CHSP Minneapolis LLC
CHSP TRS LLC
CHSP TRS Boston LLC
CHSP TRS Boston II LLC
CHSP TRS Los Angeles LLC
CHSP TRS Anaheim LLC
CHSP TRS Newton LLC
CHSP TRS San Francisco LLC
CHSP TRS Seattle LLC
CHSP TRS Chicago LLC
CHSP TRS San Diego LLC
CHSP TRS Navy Yard LLC
CHSP TRS Union Square LLC
CHSP TRS Denver LLC
CHSP TRS 31st Street LLC
CHSP TRS 36th Street LLC
CHSP TRS Lakeshore LLC
CHSP TRS Mission Bay LLC
CHSP TRS Minneapolis LLC

_______________
(1)All subsidiaries of Chesapeake Lodging Trust are incorporated or organized in the state of Delaware, except for CHSP DC Holding Trust, which is organized in the state of Maryland.